Exhibit 10.47

November 10, 2015

Findex.com, Inc.
1313 South Killian Drive
Lake Park, FL 33403

Gentlemen:

J.N.B., LLC., located at the address set forth below (“Advisor”), is pleased to be retained on the terms and conditions set forth in this letter of engagement (“Engagement Letter”) as a consultant to your company, Findex.com, Inc., a Nevada corporation (the “Company”), to assist in a variety of areas relating to the strategic and business developmental growth of the Company in the oil & gas markets (the “Engagement”).

1.               Scope of Services.

For the Term of Engagement (as hereinafter defined), and with your general knowledge and consent, we agree to provide to the Company a range of business relationship-based consultative and related services which may, but which will not necessarily, include the following: (i) identifying and introducing prospective new customers and licensees for the Company’s products within and throughout the global oil and gas industrial sectors, (ii) identifying and introducing potential distributors, marketing alliance and/or marketing joint-venture partners for the Company’s products within and throughout the global oil and gas industrial sectors, (iii) identifying and introducing potential merger, acquisition, or other combination target companies and/or individual business lines for the Company, (iv) identifying potential suppliers and vendors for the Company, and/or (v) identifying and introducing potential sources of strategic and related financing for the Company.

2.                    Term of Engagement.

The Engagement shall be effective for a period of twelve (12) months, commencing on the date first appearing above (the “Initial Term of Engagement”), and shall automatically renew thereafter on a month-to-month basis (“Renewal Periods”), subject to the right of the Company and/or Advisor to terminate the Engagement (“Termination”) as of the end of any given 30-day period by giving written notice to the other party at least five (5) business days prior to the end of the then-current 30-day period (the Initial Term of Engagement and any Renewal Periods shall be referred to as the “Term of Engagement”).

3.              Compensation.

In consideration for the services rendered by Advisor to the Company pursuant to the Engagement, the Company shall compensate Advisor with (i) an amount equal to eighty five thousand dollars (USD$85,000), payable in three equal cash installments of twenty eight thousand three hundred thirty three dollars (USD$28,333) on each of December 10, 2015, January 10, 2016 and February 10, 2016 and (ii) unless otherwise agreed to in writing between Advisor and the Company, a monthly retainer thereafter for each and every month that the Engagement continues in an amount equal to nine thousand five hundred dollars (USD$9,500), payable on the 30th day of each month for the month then ending.

4.              Expenses.

Unless otherwise agreed to in writing by the Company in relation to any specific expense, Advisor shall bear exclusive responsibility for all expenses incurred by him in connection with the performance of his services under this Engagement Letter and shall not be entitled to any reimbursement by the Company therefor.

5.                    Non-Exclusivity of Services.

It is understood and acknowledged by the Company that Advisor presently has, and anticipates having throughout the Engagement Term, other clients for which it performs the same or similar services to those to be performed in accordance herewith, and that Advisor shall be under no obligation under this Engagement to restrict its ability in any way to perform services for any other clients. It is further acknowledged that, by virtue of the nature of the services to be performed by Advisor hereunder, the value of such services bear no relation necessarily to the amount of time invested on the part of Advisor to the performance of such services, and Advisor, therefore, shall be under a continuing obligation hereunder to devote only as much time to the performance of its services hereunder as deemed appropriate in his exclusive discretion.

6.                    Indemnification.

Each party (in any given instance, an “Indemnifying Party”) hereby agrees to indemnify and hold the other party and its respective affiliates, directors, officers, employees and agents (collectively, the “Indemnified Parties”) harmless from, and to reimburse each of the Indemnified Parties for, any liability, loss, damage, deficiency, claim, obligation, suit, action, fee, cost or expense of any nature whatsoever (including, but not limited to, reasonable attorney’s fees and costs) arising out of, based upon, or resulting from any failure on its part to comply with applicable law in connection with this Engagement or the performance of its obligations under this Engagement Letter.

7.             Nature of Engagement; Limitation on Authority of Advisor to Bind.

Each of Advisor and the Company hereby acknowledge that Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Advisor shall have no authority to act for, represent, or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

8.                    Miscellaneous.

(a)                This Engagement Letter constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

(b)                Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent postage prepaid by certified mail, return receipt requested, to the other party as set forth below, or to such other address as either party may notify the other of in writing in accordance with this provision:

If to the Company, to:

Findex.com, Inc.
1313 South Killian Drive
Lake Park, FL 33403

If to Advisor, to:

J.N.B. LLC
2540 Glendale Court
Royal Palm Beach, FL 33411

(c)                This Engagement Letter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

(d)                No provision of this Engagement Letter may be amended, modified or waived, except in a writing signed by all of the parties hereto.

(e)                 This Engagement Letter shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Engagement Letter shall be adjudicated before a court located in the State of Florida, and they hereby submit to the exclusive jurisdiction of the courts of the State of Florida and of the U.S. federal courts in the corresponding district with respect to any action or legal proceeding commenced by either party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Engagement Letter, and consent to the service of process in any such action or legal proceeding by means of certified mail, return receipt requested, care of the notice address set forth herein.

(f)            The parties hereby waive trial by jury in any action or proceeding involving, directly or indirectly, any matter arising out of or in connection with this Engagement Letter.

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If the foregoing correctly sets forth the understanding from the perspective of the Company with respect to the foregoing, the signature of an authorized officer of the Company in the space provided below shall serve to evidence the agreement of the Company to the terms expressed herein, and cause this Engagement Letter to become a binding agreement effective as of the date on the first page hereof.

Joseph Babcock
Managing Member

Accepted and Agreed:

FINDEX.COM, INC.

By:
Name:	Steven Malone
Title:	President and Chief Executive Officer